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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): October 13, 1998



                        OIS OPTICAL IMAGING SYSTEMS, INC.
                 (Exact name of issuer as specified in charter)



      DELAWARE                         0-16343                    38-2544320
(State or Other Jurisdiction         (Commission               (I.R.S. Employer
   of Incorporation or                   file                   Identification
     Organization)                      number)                    Number)



                              47050 FIVE MILE ROAD
                           NORTHVILLE, MICHIGAN 48167
                    (Address of principal executive offices)


                                 (734) 454-5560
              (Registrant's telephone number, including area code)



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ITEM 5 - OTHER EVENTS.

         As previously and more fully described in its Form 8-K dated September 18, 1998 and incorporated herein by reference, effective as of such date, OIS Optical Imaging Systems, Inc. (the "Company") ceased its manufacturing operations in accordance with a plant shut-down approved by its Board of Directors. Primarily due to such occurrence, on September 29, 1998, the Company filed a notification on Form 12b-25 reporting the late filing of its annual report on Form 10-K for the fiscal year ended June 30, 1998. At that time, the Company intended to file its Form 10-K by October 13, 1998. However, the Company has encountered unforseen delays in the preparation of its Form 10-K, particularly with respect to the completion of its fiscal 1998 financial statements, and does not expect to file such report for several days.


         As reported in its Form 12b-25, the Company does not anticipate reporting any significant change in results of operations from fiscal year 1997. The Company estimates that it will report total revenues of approximately $22.7 million and a net loss of approximately $21.2 million for the fiscal year ended June 30, 1998. As of June 30, 1998, the Company has recorded in its balance sheet property, plant and equipment valued at cost less accumulated depreciation of approximately $68.6 million. Due to the operating losses incurred by the Company during fiscal 1998 and the cessation of its manufacturing operations on September 18, 1998, there is uncertainty regarding the ultimate disposition of such property, plant and equipment. As a result, the Company is presently unable to calculate the realizable value of the property, plant and equipment, which when calculable could differ materially from the value recorder for such property, plant and equipment on the Company's balance sheet as of June 30, 1998.

         This report contains statements that are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Among other things, they regard the Company's liquidity, financial condition and operational matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "believe," "estimate," "expects," "may," "not considered likely," "are expected to," "will continue," "project," and similar expressions that denote uncertainty are intended to identify such forward-looking statements. Additionally, from time to time, the Company or its representatives have made or may make oral or written forward-looking statements. Such forward-looking statements may be included in various filings made by the Company with the Securities and Exchange Commission, or in other press releases or oral statements made by or with the approval of an authorized executive officer of the Company. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, such forward-looking statements: (1) as a result of risks and uncertainties identified in the Company's publicly filed reports; (2) as a result of risks associated with its shut down plans; (3) as a result of factors over which the Company has no control, including the strength of domestic and foreign economies, the overall avionics display market, sales growth, competition and certain cost increases; or (4) if the factors on which the Company's conclusions are based do not conform to the Company's expectations.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                OIS OPTICAL IMAGING SYSTEMS, INC.


Date: October 13, 1998          By: /s/ Charles C. Wilson
                                    -------------------------------
                                    Charles C. Wilson
                                    Executive Vice President,
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)









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